    As filed with the Securities and Exchange Commission on January 30, 2001

                                             Registration No. 333-85437
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

               --------------------------------------------------

                         Post-Effective Amendment No. 5

                                       to

                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

               --------------------------------------------------

                                 iVILLAGE INC.
             (Exact Name of Registrant as Specified in Its Charter)

           Delaware                                     13-3845162
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
Incorporation or Organization)

                             500-512 Seventh Avenue
                            New York, New York 10018
                                 (212) 600-6000
   (Address, Including Zip Code and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                               Candice Carpenter
                    Co-Chairperson of the Board of Directors
                                 iVillage Inc.
                             500-512 Seventh Avenue
                            New York, New York 10018
                                 (212) 600-6000
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)

                                    Copy to:
                               Michael A. Gilbert
                                General Counsel
                                 iVillage Inc.
                             500-512 Seventh Avenue
                            New York, New York 10018
                                 (212) 600-6000

================================================================================

         On August 17, 1999, iVillage Inc., a Delaware corporation ("iVillage"), filed a Registration Statement on Form S-1 (Registration Number 333-85437) (as amended by (i) Amendment Number 1 to Form S-1 filed on September 2, 1999; (ii) Post-Effective Amendment Number 1 to Form S-1 filed on September 15, 1999; (iii) Post-Effective Amendment Number 2 to Form S-1 filed on October 1, 1999; (iv) Post-Effective Amendment Number 3 to Form S-1 filed on November 24, 1999; and
(v) Post-Effective Amendment Number 4 on Form S-3 to Form S-1 on Form S-3 filed on April 27, 2000, the "Registration Statement") for the sale of an aggregate of 2,526,266 shares of common stock, par value $0.01 per share, of iVillage ("Common Stock") held by certain stockholders of iVillage. The offering has now been terminated. Pursuant to iVillage's undertaking in the Registration Statement, the purpose of this Post-Effective Amendment Number 5 to the Registration Statement is to deregister and remove from registration such portion of the 2,526,266 shares of Common Stock previously registered on the Registration Statement that have not been sold as of the date this Post-Effective Amendment Number 5 is filed.


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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 5 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 30, 2001.

                                             iVILLAGE INC.


                                             By: /s/ Steven Elkes
                                                 -------------------------------
                                                 Steven A. Elkes
                                                 Executive Vice President of
                                                 Operations and Business Affairs


         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 5 to the Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

         Signature                      Capacity                     Date

    /s/ Douglas McCormick      Chief Executive Officer          January 30, 2001
----------------------------   (Principal Executive Officer)
      Douglas McCormick        and Director

      /s/ Scott Levine         Chief Financial Officer          January 30, 2001
----------------------------   (Principal Financial Officer)
        Scott Levine

   /s/ Candice Carpenter*      Co-Chairperson of the Board of   January 30, 2001
----------------------------   Directors
      Candice Carpenter

      /s/ Nancy Evans*         Co-Chairperson of the Board of   January 30, 2001
----------------------------   Directors and Editor-in-Chief
         Nancy Evans

                               Director                         January 30, 2001
----------------------------
        John T. Healy

     /s/ Habib Kairouz*        Director                         January 30, 2001
----------------------------
        Habib Kairouz


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

         Signature                      Capacity                     Date

   /s/ Lennert J. Leader*      Director                         January 30, 2001
----------------------------
      Lennert J. Leader

    /s/ Daniel Schulman*       Director                         January 30, 2001
----------------------------
       Daniel Schulman

                               Director                         January 30, 2001
----------------------------
      Martin Yudkovitz

*By: /s/ Steven A. Elkes
     -----------------------
     Steven A. Elkes
     Executive Vice President of
     Operations and Business Affairs and Secretary


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